                                                                  EXHIBIT 10(j)












                    ZENITH SALARIED RETIREMENT SAVINGS PLAN
             (As Amended and Restated Effective as of July 1, 1997)

                    ZENITH SALARIED RETIREMENT SAVINGS PLAN
             (As Amended and Restated Effective as of July 1, 1997)


                               Table of Contents
                                                                           PAGE

ARTICLE 1                                                                    1
     Introduction                                                            1
          Purpose of the Plan, Effective Date.                               1
          Plan Administrator, Plan Year                                      1
          The Trust                                                          1
          The Employers                                                      2
          Preservation of Benefits Under Predecessor Plans                   2
          Supplements                                                        3
          Benefits For Participants Who Terminated Employment
              Prior to July 1, 1997                                          3

ARTICLE 2                                                                    3
     Plan Participation                                                      3
          Eligibility                                                        3
          Leave of Absence                                                   4
          Reemployment Within One Year                                       5
          Transferred Employees                                              5
          Hours of Service                                                   6
          Military Service                                                   7

ARTICLE 3                                                                    8
     Participant Contributions                                               8
          Participant Pre-Tax Savings Contributions                          8
          Participant After-Tax Contributions                                9
          Form of Participant Contributions                                  9
          Variation, Discontinuance and Resumption of Contributions         10
          Compensation                                                      10
          Rollover Contributions                                            11
          Transferred Benefits                                              12
          Restricted Participation with Respect to Rollover Contributions
              and Transferred Benefits                                      12

ARTICLE 4                                                                   13
     Employers' Contributions                                               13
          Employers' Contributions                                          13
          Payment of Employers' Contributions; Company Stock                14
          Verification of Employers' Contributions                          14


ARTICLE 5                                                                   15
     Plan Accounting and Investment Funds                                   15
          Participant Account Balances                                      15
          Accounting Dates                                                  16
          Date of Crediting Contributions                                   16
          Investment of Account Balances                                    17
          Investment Funds                                                  17
          Investment Elections                                              18
          Manner of Making Investment Elections                             18
          Investment Risks                                                  19
          Plan Expenses                                                     19
          Adjustment of Participants' Accounts                              19
          Statement of Accounts                                             19
          Voting Shares of Company Stock                                    20
          Tender Offers                                                     20

ARTICLE 6                                                                   22
     Distribution of Account Balances                                       22
          Vesting                                                           22
          Forfeitures                                                       23
          Methods of Benefit Payment                                        24
          Time and Benefit of Payment                                       25
          Designated Beneficiaries                                          26
          Payment to Substitute Beneficiaries                               27
          Payment With Respect to Incapacitated Participants or
              Beneficiaries                                                 27
          Final Court Orders                                                28
          Direct Rollover Option                                            28

ARTICLE 7                                                                   29
     Withdrawals and Loans During Employment                                29
          Withdrawal of Employee After-Tax Contributions and Rollover
              Accounts                                                      29
          Under Age 59-1/2 Hardship Withdrawals                             29
          Age 59-1/2 Withdrawals                                            31
          Loans to Participants                                             31
          No Representation Regarding Tax Effect of Withdrawals or Loans    34

ARTICLE 8                                                                   34
     Limitations                                                            34
          Contribution Limitations                                          34
          Participant Covered by Defined Contribution Plan                  35
          Participant Covered by Defined Contribution Plan and Defined
              Benefit Plan                                                  37
          Distribution of Excess Deferrals                                  38


          Highly Compensated Employee                                       39
          Limitations on Elective Contributions                             39
          Limitation on Employee and Matching Contributions                 43
          Multiple Use Limitation                                           47

ARTICLE 9                                                                   48
     Reemployment                                                           48
          Rehired Employee or Participant                                   48
          Reinstatement of Forfeitures                                      49

ARTICLE 10                                                                  50
     Plan Administrator                                                     50
          Plan Administrator's Duties                                       50
          Action by Plan Administrator                                      51
          Information Required for Plan Administration                      52
          Decision of Plan Administrator Final                              52
          Review of Benefit Determinations                                  53
          Uniform Rules                                                     53
          Plan Administrator's Expenses                                     53
          Interested Plan Administrator                                     53
          Resignation or Removal of Plan Administrative Committee Members   53
          Indemnification                                                   54

ARTICLE 11                                                                  55
     Relating to the Employers                                              55
          Action by Employers                                               55
          Additional Employers                                              55
          Restrictions on Reversions                                        55

ARTICLE 12                                                                  56
     Amendment, Termination or Plan Merger                                  56
          Amendment                                                         56
          Termination                                                       56
          Plan Merger                                                       57
          Continuation by a Successor or Purchaser                          57
          Notice to Participants of Amendments, Terminations or
              Plan Mergers                                                  58
          Vesting and Distribution on Termination                           58
          Administrative Amendments                                         58

ARTICLE 13                                                                  59
     General Provisions                                                     59
          Examination of Plan Documents                                     59
          Notices                                                           59
          Nonalienation of Plan Benefits                                    59
          No Employment Guarantee                                           59
          Participant Litigation                                            60
          Successors                                                        61
          Adequacy of Evidence                                              61


          Gender and Number                                                 61
          Waiver of Notice                                                  61
          Applicable Law                                                    61
          Severability                                                      61
          Fiduciary Responsibilities                                        61

ARTICLE 14                                                                  62
     Top-Heavy Plan Rules                                                   62
          Key Employees                                                     62
          Top-Heavy Plan                                                    63
          Aggregation Groups                                                64
          Minimum Contributions and Benefits                                64
          Special Top-Heavy Plan Vesting Schedule                           65

                    ZENITH SALARIED RETIREMENT SAVINGS PLAN
             (As Amended and Restated Effective as of July 1, 1997)


                                   ARTICLE 1

                                  Introduction

     1.1 Purpose of the Plan, Effective Date. The Zenith Salaried Retirement Savings Plan (As Amended and Restated Effective as of July 1, 1997)(the "Plan") constitutes an amendment, restatement and continuation of the prior plan, as amended and restated through December 19, 1994. The Plan is maintained by Zenith Electronics Corporation (the "Company") for the benefit of eligible employees of the Company and eligible employees of any subsidiary or affiliated company which adopts the Plan with the consent of the Company to enable such employees to accumulate funds and thereby assist such employees in providing for their future security. The effective date of the Plan is July 1, 1997 (the "effective date"). The Plan is intended to comply with the requirements of
Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

     1.2 Plan Administrator, Plan Year. The Plan is administered by the Named Fiduciary Committee (as described in Article 10 below) to carry out the administration of the Plan (the "Plan Administrator"). The Plan is administered on the basis of a plan year which begins each year on January 1 and ends on the next following December 31 (the "plan year").

     1.3 The Trust. The assets of the Plan are held and invested by one or more trustees (the "Trustee") which is acting and appointed for such purposes in accordance with one or more trust agreements (the "Trust") which implement and form a part of the Plan. Reference to the trust fund shall include all assets held by the Trustee or any invest-ment managers and insurance institutions in accordance with the Trust and this Plan.

     1.4 The Employers. With the consent of the Company, the Plan may be adopted in accordance with the provisions of section 11.2 by any subsidiary or affiliated company of the Company for the benefit of its eligible employees. For this purpose, a "subsidiary" means any corporation more than 80 percent of the voting stock of which is directly or indirectly owned by the Company and an "affiliated company means any corporation which directly or indirectly owns 80 percent or more of the voting stock of the Company and any corporation (other than the Company and its subsidiaries) 80 percent or more of the voting stock of which is directly or indirectly owned by any corporation which directly or indirectly owns 80 percent or more of the voting stock of the Company. The Company and its subsidiaries or affiliates that adopt the Plan are referred to herein collectively as the "Employers" and individually as an "Employer". The term "Zenith Companies" includes the Employers and all subsidiaries and affiliated companies that have not adopted the Plan (and each such corporation is sometimes referred to herein individually as a "Zenith Company"). Any company which is not an Employer under the Plan and which does not qualify as a subsidiary or related company, but is a member of a controlled group of companies (within the meaning of Sections 414(b), (c) or (m) of the Code), which contains an Employer under the Plan for purposes of the Plan, will be considered as a subsidiary or affiliated company that has not adopted the Plan.

     1.5 Preservation of Benefits Under Predecessor Plans. Any other savings or retirement plan maintained by an Employer may be continued in effect by its merger into this Plan with the consent of the Company. If appropriate, special provisions relating to employees covered under any such plan when it is merged into this Plan may be set forth in a supplement or certification of eligibility which, by amendment, will be attached to and form a part of this Plan. Any such plan which is merged into this Plan may be referred to below as a "predecessor
plan."   As to employees who participate in the Plan on the effective date of any merger of a predecessor plan into the Plan, it is intended that the benefits they earned under the predecessor plan up to the effective date of its merger into this Plan shall be preserved unless limited by Article 8. If the Plan Administrator determines that any such benefits have not been provided for under the terms and provisions of the Plan as in effect on and after the effective date of such merger of a predecessor plan into the Plan, the Plan Administrator shall direct the payment of such benefits under the Plan to the participant or other person entitled to them.

     1.6 Supplements. From time to time supplements may by amendment be attached to and form a part of the Plan and shall be given the same effect that such provision would have if it was incorporated within the basic text of the Plan. Such supplements may modify or supplement the provisions of the Plan as they apply to particular groups of employees or groups of participants, shall specify the persons affected by such supplements and shall supersede the other provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan provisions and the provisions of such supplements.

     1.7 Benefits For Participants Who Terminated Employment Prior to July 1, 1997. To the extent permitted by law, the benefits provided hereunder with respect to any participant who retired or whose employment terminated prior to July 1, 1997, will, except as otherwise specifically provided herein, be governed in all respects by the terms of the plan document as in effect on the date of the participant's retirement or other termination of employment.

                                   ARTICLE 2

                               Plan Participation

     2.1 Eligibility. Each employee of an Employer who was a participant in the prior plan immediately prior to the effective date, shall continue to participate in the Plan on and after the effective date in accordance with the terms of the Plan until such employee's participation ceases in accordance with the Plan. Each employee of an Employer who was a participant in a plan when such plan was merged into this Plan, shall continue as a participant in the Plan on the effective date of such merger and in accordance with the terms of the Plan.

     Each other employee of an Employer who is a "covered employee" (as defined below) will become a participant in the Plan on the first day which the employee completes an "hour of service" (as defined below) with a Zenith Company. A "covered employee" shall mean any employee of an Employer who is paid by such Employer on a salaried basis (as determined by the payroll records of the Employer) but excluding employees whose terms and conditions of employment are covered by a collective bargaining agreement between the Employer and a representative of the employee's if retirement benefits were the subject of good faith bargaining. An employee of an Employer engaged in business outside of the United States will be considered a "covered employee" under the Plan, provided such employee is not covered by a fund or plan of deferred compensation provided by another person with respect to compensation paid to such person by the Employer.

     2.2  Leave of Absence.  A "leave of absence" as used in the Plan means:

          (a) A leave of absence required by law or granted by a Zenith Company on account of service in military or governmental branches described in any applicable statute granting reemployment rights to employees who enter such branches, or any other military or governmental branch designated by a Zenith Company, provided the employee returns to employment with a Zenith Company;

          (b) A leave of absence for any period the employee is absent from work by reason of the employee's pregnancy, the birth of the child of the employee, the placement of a child with the employee in connection with the adoption of the child by the employee or the caring for the child for a period beginning immediately after such birth or placement; and

          (c) Any other absence from active employment with a Zenith Company that is approved by such Zenith Company and not treated by it as a termination of employment.

Leaves of absence granted by a Zenith Company will be governed by rules uniformly applied to all employees of that Zenith Company similarly situated.

     2.3 Reemployment Within One Year. If an employee terminates employment with the Zenith Companies and is later rehired by the Zenith Companies within one year of his termination of employment (or earlier absence from service for reasons other than a termination) he shall not be considered to have incurred such prior termination of employment. Solely for purposes of determining whether an employee has incurred a break-in-service for purposes of sections
6.2 and 9.1, the severance from service date of an employee who is on a maternity or paternity leave of absence (as described in section 2.2(b)) shall be the earlier of the date his employment terminates on account of resignation, retirement, discharge on the second anniversary of the first day of his absence.

     2.4 Transferred Employees. An employee of an Employer who was not but who becomes a "covered employee" shall be credited with all of his years of service with a Zenith Company for purposes of the Plan. In addition, any "covered employee" who no longer is a "covered employee" or who otherwise becomes an inactive participant in the Plan shall no longer be eligible to make employee contributions to the Plan or have Employer contributions made to the Plan on his behalf, but his accounts under the Plan shall continue to be held, adjusted and invested subject to the terms of the Plan.

     2.5  Hours of Service.  An "hour of service" as used in the Plan means:

          (a) Each hour for which an employee is directly or indirectly compensated or entitled to be compensated for his performance of duties for a Zenith Company as an employee (with each overtime hour being taken into account as if it were a normal work hour);

          (b) Each hour for which an employee is directly or indirectly compensated or entitled to be compensated by a Zenith Company with respect to a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacitation (including disability), layoff, military duty or leave of absence (as defined in section 2.2); provided that not more than 501 hours of service shall be credited to an employee on account of any single continuous period during which he performs no duties and an employee shall not be credited with hours of service under this subsection for any period during which he performs no duties (i) if such employee's compensation for such period is in the form of payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or state disability insurance laws, (ii) if such employee's compensation for such period constitutes reimbursement for medical or medically related expenses incurred by the employee, or (iii) if such employee's compensation for such period is paid to the employee while on maternity or paternity leave of absence (as described in section 2.2(b) above), provided credit for such period is granted in accordance with subsection (c) below; and

          (c) Each other hour required by federal law to be counted as an "hour of service," including

     (i) each such hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Zenith Company, and (ii) each such hour for which an employee is on maternity or paternity leave of absence, but only for purposes of preventing the employee from incurring a one-year break-in-service; provided that not more than 501 hours of service shall be credited for payments of back pay, to the extent that such back pay is awarded for a period of time during which the employee did not or would not have performed duties as an employee, and not more than 501 hours of service shall be credited by reason of a maternity or paternity leave of absence.

Compensated hours described in subsection (b) above shall be determined by multiplying the number of scheduled work days during the applicable period for which the employee is compensated by the number of hours in the average scheduled work day (based on the scheduled work week for his job classification then in effect, provided, that in the case of an employee without a regular work schedule, such hours shall be computed on the basis of an forty-five hour work week). Hours described in subsection (c) above for employees on maternity or paternity leave of absence shall be determined in the same manner as compensated hours. In determining hours of service, hours shall be credited for the period in which such duties were performed (regardless of when payment is due) or for which such compensation was paid and for this purpose the rules for crediting hours of service set forth in Section 2530.200b-2 of the Department of Labor regulations are hereby incorporated by reference; provided that hours of service credited under subsection (c) above for a maternity or paternity leave of absence shall be credited to the year in which such maternity or paternity leave begins if such hours are required to prevent a break in service from occurring in such year, or if not so required in that year, such hours shall be credited in the immediately following year. In construing the foregoing provisions of this section, ambiguities shall be resolved in favor of crediting employees with hours of service. Hours required to be credited for more than one reason under this section which pertains to the same period of time shall be credited only once.

     2.6 Military Service. Notwithstanding any provision of the Plan to the contrary, benefits and service credits with respect to "qualified military service" will be provided in accordance with Section 414(u) of the Code.


                                   ARTICLE 3

                           Participant Contributions

     3.1 Participant Pre-Tax Savings Contributions. Subject to the conditions and limitations of this Article 3 and Article 8, for each plan year each participant may elect to reduce his compensation from his Employer by an amount equal to at least one percent but not in excess of fifteen percent (in whole multiples of one percent) of his compensation for each payroll check, and his Employer shall, in accordance with subsection 4.1(c), contribute the amount of such reduction to the Plan on his behalf as an "employee pre-tax savings contribution." The maximum combined pre-tax and after-tax (as described in section 3.2 below) contributions made by any participant for any plan year cannot exceed 19 percent of the participant's compensation. Notwithstanding any provision contained herein to the contrary, a participant's employee pre-tax savings contribution in any calendar year to this Plan and to any other plan maintained by a Zenith Company in which such participant participates may not exceed $9,500 for 1997 (or such other maximum amount as may be permitted from time to time by the Secretary of the Treasury or the Secretary's delegate or by law). The employee pre-tax savings contributions made on behalf of a participant and the earnings thereon shall be fully vested and nonforfeitable at all times. Each participant shall elect his rate of employee pre-tax savings contributions pursuant to procedures established by the Plan Administrator. Completion of such election shall evidence the participant's authorization to reduce his compensation and his agreement (until subsequently modified by such participant as permitted by section 3.4 or until he shall cease to be an active participant) to have employee pre-tax savings contributions made on his behalf at his chosen rate. Any changes in a participant's compensation will result in an automatic adjustment in the amount (but not the percentage) of his compensation on a pre-tax basis which is contributed to the Plan.

     3.2 Participant After-Tax Contributions. Subject to the conditions and limitations of this Article 3 and Article 8, for each plan year each participant may elect to contribute an amount equal to at least one percent but not in excess of ten percent (in whole multiples of one percent) of his compensation, and his Employer shall, in accordance with subsection 4.1(c), contribute such amount to the Plan on his behalf as an "employee after-tax contribution." The employee after-tax contributions made on behalf of a participant and the earnings thereon shall be fully vested and nonforfeitable at all times. Each participant shall elect his rate of employee after-tax contributions in accordance with rules established by the Plan Administrator. Completion of the appropriate election shall evidence the participant's authorization to contribute a percentage of his compensation to the Plan and his agreement (until subsequently modified by such participant as permitted by section 3.4 or until he shall cease to be an active participant) to have employee after-tax contributions made on his behalf at his chosen rate. Any changes in a participant's compensation will result in an automatic adjustment in the amount (but not the percentage) of his compensation on an after-tax basis which is contributed to the Plan.

     3.3 Form of Participant Contributions. All participant contributions shall be made by payroll deduction or by any other method approved by the Plan Administrator. The Plan Administrator may adopt appropriate regulations, procedures or forms pertaining to participant contributions. Participant contributions shall be paid to the Trust at such times as may be necessary or appropriate for the proper administration of the Plan and in accordance with applicable law, but no later than the fifteenth business day of the month following the month in which such amount would otherwise have been payable to the participant in cash.

     3.4 Variation, Discontinuance and Resumption of Contributions. A participant may elect to reduce, increase or discontinue entirely his rate of contributions that are made by payroll deduction, and may elect to resume making contributions, in the manner established by the Plan Administrator. Any elections made in accordance with this section shall be made in a manner prescribed by the Plan Administrator for such purposes.

     3.5 Compensation. Subject to the exclusions set forth below, a participant's "compensation" means such participant's total, regular cash remuneration for services rendered to the Employers as a covered employee, including salary, wages, vacation pay, payments in lieu of wages for periods during which a participant is absent from work on account of sickness or personal injury, overtime, bonuses, commissions and incentive compensation, but, excluding:

          (a) Any noncash compensation including any amounts contributed by the Employers for the participant's benefit to this Plan or any other profit sharing, pension, stock bonus or other retirement or benefit plan maintained by the Employers; provided that any employee after-tax amounts contributed on behalf of an employee under this Plan or any amounts under a salary reduction arrangement under Sections 125 or 401(k) of the Code shall be included in compensation;

          (b) Any reimbursements for medical, dental or travel expenses, relocation allowances, auto allowances, expatriate allowances, club allowances, educational assistance allowances, non-cash awards, advance draws, other foreign service premiums or other special allowances;

          (c) Any income realized for income tax purposes as a result of (i) group life insurance, (ii) the grant or exercise of an option or options to acquire Company stock, the receipt of a cash appreciation payment in lieu of the exercise of such an option or options, the disposition of shares acquired by the exercise of such option, or (iii) the transfer of restricted shares of Company stock or restricted property of an Employer, or the removal of any such restrictions;

          (d) Any severance paid as a result of the participant's termination of employment;

          (e) Any compensation paid or payable to the participant, or to any governmental body or agency on account of the participant, under the terms of any state or federal law requiring the payment of such compensation because of the participant's voluntary or involuntary termination of employment with any Zenith Company; and

          (f) Effective January 1, 1997, any compensation paid or payable to the participant which is in excess of $160,000 (or such other amount as may be determined from time to time by the Secretary of Treasury or his delegate or by law and for prior years the maximum amount as then in effect under Section 401(a)(17) of the Code (or its predecessor section)).

Unless otherwise provided, for purposes of the limitations set forth in Article 8, a participant's compensation shall mean the remuneration (both cash and non-cash) for which the Employer is required to report to the participant for the plan year, plus amounts contributed pursuant to a salary reduction agreement under Sections 125 or 401(k) of the Code.

     3.6 Rollover Contributions. The Plan Administrator may in its discretion permit any employee of an Employer to (i) have any portion of an eligible rollover distribution (as defined in section 6.9) paid directly to the Plan from an eligible retirement plan (as defined in section 6.9) or (ii) make a qualifying rollover contribution to the Plan. A "qualifying rollover contribution" means the contribution to the Plan by an employee of:

          (a) A portion or all of a qualifying total distribution (as defined in Section 402(a)(5)(E)(i) or as referred to in Section 403(a)(4) of the
     Code); provided that the portion, if any, of a qualifying total distribution consisting of nondeductible employee contributions may not be contributed to the Plan; or

          (b) A rollover contribution (as defined in Section 408(d)(3) of the Code).

     A qualifying rollover contribution to be made by an employee must be made to the Trust, in care of the Plan Administrator, by not later than the sixtieth day following the day upon which the employee received the qualifying total distribution or rollover contribution with respect to which the qualifying rollover contribution is to be made. The Plan Administrator shall refuse to permit the contribution to the Plan of property other than money (and shall require instead that the property be sold and the proceeds contributed). A participant's direct or qualifying rollover contribution shall be credited to the participant's rollover account (as defined in section 5.1(e)) as of the accounting date coincident with or next following the date the contribution is made. Subject to the provisions of Article 6, a participant's rollover account shall be distributed to the participant (or his beneficiary in the event of his death) at the time and in the manner directed by the participant.

     3.7 Transferred Benefits. If an employee of an Employer had previously participated in any other qualified pension, profit sharing, stock bonus or other retirement or employee benefit plan and such other plan permits the transfer to this Plan of the vested portion of such employee's benefits under such other plan, and if so directed by the Plan Administrator in its discretion, the Trustee shall accept a transfer of cash to this Plan equal to the vested benefits of such employee under such other plan which are being transferred to this Plan. The participant's transferred benefits shall be credited to his rollover account (or any other applicable account as designated by the Plan Administrator) as of the accounting date coincident with or next following the date the transfer is made.

     3.8 Restricted Participation with Respect to Rollover Contributions and Transferred Benefits. For purposes of the Plan, a participant with respect to whom a direct or qualifying rollover contribution or a transfer of benefits is made in accordance with section 3.6, 3.7 or 6.9, respectively, shall not be eligible to make employee contributions or have matching Employer contributions made on his behalf before becoming a participant for all purposes of the Plan in accordance with section 2.1.


                                   ARTICLE 4

                            Employers' Contributions

     4.1 Employers' Contributions. Effective as of July 1, 1997, subject to the conditions and limitations of this Article 4 and Article 8, for each plan year each Employer will make a contribution under the Plan for each participant employed by it during that plan year in an amount equal to the sum of the following:

          (a) Employer Matching Contributions. For each plan year, each Employer shall make a matching contribution of 50 percent with respect to the first 6% of a participant's employee pre-tax savings contributions; provided, however, that such matching contribution for the short plan year beginning July 1, 1997 and ending December 31, 1997, shall be with respect to employee pre-tax savings contributions made during such short plan year). Solely with respect to such short plan year, any participant who is prevented from making any additional employee pre-tax savings contributions because of the $9,500 limitation, shall, nonetheless, be entitled to receive the full employer matching contribution for such short plan year. The Employer's matching contribution shall be made at such time as is deemed necessary or appropriate for the proper administration of the Plan, but in no event later than the date for filing the Employer's federal income tax return for the year for which the contribution is made.

          (b) Employer Retirement Contribution. In addition, each plan year, each Employer shall contribute three percent of participant compensation; provided, however, that such Employer contribution for the short plan year beginning July 1, 1997 and ending December 31, 1997, shall be made only with respect to a participant's compensation for such short plan year. At the discretion of the Company, the Employers may elect to contribute an additional amount to the Plan as a retirement contribution. Such contributions shall be allocated among participants who are employed by an Employer on the last day of the plan year or who terminated employment before the end of the plan year because of retirement at or after attaining age 55, disability or death. Such Employer contributions shall be allocated to such participant's account pro rata based on compensation. The Employer contributions shall be made at such time as is deemed necessary for the proper administration of the Plan, but in no event later than the date for filing the Employer's federal income tax return for the year for which the contribution is made.

          (c) Employee Contributions. For each plan year, each Employer will contribute to the Plan 100 percent of the contributions (as defined in sections 3.1 and 3.2), if any, elected by the participant for that plan year.

     4.2 Payment of Employers' Contributions; Company Stock. Each Employer's contribution under the Plan for any plan year shall be paid to the Trust implementing the Plan without interest. Such contributions may be made in cash or Company stock, as determined by the Company in its sole discretion. The Company may, at its discretion, issue shares of Company stock from authorized but unissued shares of Company stock or issue Treasury shares of Company stock for purposes of making such contribution. If Company stock is contributed, its value shall be determined by averaging the closing price of the Company stock on the New York Stock Exchange for the 20 consecutive trading days immediately preceding the date selected by the Board of Directors of the Company for such valuation, provided that the Company stock is in fact traded for at least ten of such days on such Exchange. If the Company stock is not traded for at least ten days on such Exchange, the value of the Company stock shall be determined in good faith by the Company, based on all relevant factors as of the date of the contribution, including an appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of the Zenith Companies.

     4.3 Verification of Employers' Contributions. The certificate of an independent accountant selected by the Company as to the correctness of any amounts or calculations relating to the Employers' contributions under the Plan for any plan year shall be conclusive on all persons.


                                   ARTICLE 5

                      Plan Accounting and Investment Funds

     5.1 Participant Account Balances. The Plan Administrator will establish and maintain the following separate accounts with respect to plan participants:

          (a) Employee Pre-Tax Savings Contributions Account. An "employee pre-tax savings contributions account" shall be maintained on behalf of each participant which will represent the pre-tax savings contributions made on the participant's behalf to the Plan and the earnings, losses, expenses, appreciation and depreciation attributable thereto. Prior to the effective date, this account was referred to as the "ESP II Savings Account."

          (b) Employee After-Tax Contributions Account. An "employee after-tax contributions account" shall be maintained on behalf of each participant which will represent the after-tax contributions made on the participant's behalf to the Plan and the earnings, losses, expenses, appreciation and depreciation attributable thereto. Prior to the effective date, this account was referred to as the "ESP I Savings Account."

          (c) Employer Matching Contributions Account. An "employer matching contributions account" shall be maintained on behalf of each participant which will represent the matching contributions made on his behalf to the Plan and the earnings, losses, expenses, appreciation and depreciation attributable thereto.

          (d) Employer Retirement Contributions Account. An "employer retirement contributions account" will be maintained on behalf of each participant which will represent the Employer retirement contributions made on his behalf to the Plan and the earnings, losses, expenses, appreciation and depreciation attributable thereto. Prior to the effective date this account was referred to as the Regular Retirement Account and the Regular Optional Account.

          (e) Prior Plan Vested Optional Account. A "prior plan vested optional account" shall be maintained on behalf of each participant int he prior plan which shall represent the fully vested amounts in the Vested Optional Account (as defined in the prior plan) and the earnings, losses, expenses, appreciation and depreciation attributable thereto on and after the effective date.

          (f) Rollover Account. A "rollover account" shall be maintained on behalf of each participant which shall represent the participant's rollover contributions and transferred benefits to the Plan made in accordance with section 3.6, 3.7 or 6.9 of the Plan and the earnings, losses, expenses, appreciation and depreciation attributable thereto.

The Plan Administrator may maintain such other accounts in the name of participants as it considers desirable. The maintenance of separate account balances shall not require physical segregation of Plan assets with respect to each account balance. The accounts maintained hereunder represent the participants' interests in the Plan and Trust and are intended as bookkeeping account records to assist the Plan Administrator and the Trustee in the administration of the Plan. Any reference to a participant's "accounts" or "account balances" shall refer to all of the accounts maintained in the participant's name under the Plan.

     5.2 Accounting Dates. Effective as of January 1, 1996, an "accounting date" is each day of the plan year that the New York Stock Exchange is open.

     5.3 Date of Crediting Contributions. Employer contributions arising from a participant's election to make contributions shall, in accordance with administrative procedures established by the Plan Administrator, be credited to such participant's employee pre-tax savings or after-tax contributions account. Employer matching contributions shall be credited to a participant's employer matching contributions account as of the last day of the plan year or as otherwise may be determined by the Plan Administrator for the proper administration of the Plan. Employer retirement contributions shall be credited to a participant's employer retirement contributions accounts as of the last day of the plan year to which they relate and in accordance with procedures established by the Plan Administrator.

     5.4 Investment of Account Balances. The Trustee, the investment manager and any insurance institution responsible for investment of Trust assets shall be permitted to commingle the assets of the Trust for purposes of investment with the assets of other plans or trusts which are intended to qualify for a federal tax exemption under Sections 401(a) and 501(a) of the Code. Any documents which are required to be incorporated in the Plan and the Trust to permit such commingled investments are hereby so incorporated. Except to the extent required by section 5.5, segregated investment of Plan and Trust assets shall not be required with respect to any one or more Plan participants. Each account invested in a particular investment fund shall represent an undivided interest in such investment fund which corresponds to the balance of such account.

     5.5 Investment Funds. From time to time the Plan Administrator or its delegate may cause the Trustee or an investment manager to establish one or more investment funds for the investment and reinvestment of Plan assets. The continued availability of any investment fund is necessarily conditioned upon the terms and conditions of investment management agreements and other investment arrangements. While the Plan Administrator or its delegate may arrange with the Trustee and investment managers for the establishment of investment funds, the continued availability of these funds cannot be assured, nor is it possible to assure that the arrangements or the investment funds managed by a particular investment manager or by the Trustee will continue to be available on the same or similar terms. The Plan Administrator or its delegate may direct the establishment of additional investment funds or may terminate any investment fund as it deems appropriate and in the best interest of Plan participants. Participants will be informed of the investment funds to be provided under the

Trust and any changes in such investment funds. Except as provided in this section and sections 5.6 and 5.7, participants' accounts shall be invested in any one or more investment funds as described above.

     5.6 Investment Elections. Each participant may elect, in accordance with uniform rules established by the Plan Administrator and in addition to the Company stock fund, to have his account balances (after all adjustments as of that date have been made) invested in accordance with his election entirely in one of the investment funds or partially in several of the investment funds. Similarly, each participant may elect, in accordance with uniform rules established by the Plan Administrator, to have future contributions made on his behalf invested in accordance with his election entirely in one of the investment funds or partially in several of the investment funds. All investment elections and all transfers to or from an investment fund shall be made in whole percentages.

     5.7 Manner of Making Investment Elections. All investment elections shall be communicated through voice response or in such other manner as may be prescribed by the Plan Administrator. The instructions shall be authorized by the participant making the election and shall be communicated to the Plan Administrator or its agent. All investment elections shall continue in force until changed or revoked by the participant. Investment elections shall be made, changed or revoked at such times as may be permitted by the Plan Administrator and shall be implemented as soon as practicable. Effective as of July 1, 1997, if a participant fails to file or make a timely election with respect to the investment of all or part of the portion of his account that is subject to his investment directions (determined in accordance with section 5.6), the portion over which the participant has not directed the investment shall be invested in the stable value fund or such other similar investment fund.

     5.8 Investment Risks. Completion of any investment election by a participant shall constitute an agreement by such participant to assume responsibility for the risk of investment of his account in accordance with such investment election, it being expressly understood that all of the investment funds involve some measure of investment risk including the risk of diminution or loss of the principal amount of any investment. All fiduciary responsibility with respect to the allocation of his accounts between the various funds shall be considered to be delegated to the participant who directs the investment of his contributions and accounts.

     5.9 Plan Expenses. All costs and expenses incurred in connection with the general administration of the Plan and Trust shall, to the extent not paid by the Employers, be allocated among the investment funds in the proportion in which the amount invested in each such fund bears to the amount invested in all funds as of the accounting date preceding the day of allocation, provided that all costs and expenses directly identifiable to one fund shall be allocated to that fund. Notwithstanding the above, the Plan Administrator retains the right to charge some or all of the Plan charges to participant accounts.

     5.10 Adjustment of Participants' Accounts. As of each accounting date the account balances of Plan participants shall be adjusted to reflect payments and withdrawals of benefits, adjustments in the values of the trust fund and of the investment funds, if any, and Employers' and participants' contributions.

     5.11 Statement of Accounts. As soon as practicable after the last day of each plan year, and at such other times as the Plan Administrator considers desirable, each participant will be furnished with a statement reflecting the condition of his accounts as of that date. No participant, except a member of the

Committee, shall have the right to inspect the records reflecting the accounts of any other participant.

     5.12 Voting Shares of Company Stock. Each participant shall be entitled to give voting instructions to the Trustee with respect to the number of whole and fractional shares of Company stock which bears the same ratio to the total number of shares of Company stock held in the Zenith Stock Fund as the dollar amount in such participant's accounts in the Zenith Stock Fund bears to the total dollar value of the Zenith Stock Fund as the most recent accounting date for which an valuation has been established prior to the shareholders record date for such vote, and the Trustee shall vote the shares in accordance with such instructions. Such instructions shall be maintained by the Trustee as confidential and shall not be disclosed to any person, including the Company. Written notice of any meeting of shareholders of the Company, a request for voting instructions, and directions for returning such instructions to the Trustee shall be given by the Company, at such time and in such manner as the Company shall determine, to each participant entitled to give instructions or voting shares of stock at such meeting, except that the Trustee shall give such notice, request, and directions upon request of the Company or if required by law in order to maintain the confidentiality of participants' voting instructions. All shares of Company Stock with respect to which voting instructions are not received shall, to the extent permitted by law, be voted by the Trustee in the same proportions as shares for which instructions are received.

     5.13 Tender Offers.

          (a) Rights of Participants. In the event a tender offer is made generally to the shareholders of the Company to transfer all or a portion of their shares of Company stock in return for valuable consideration, including but not limited to offers regulated by section 14(d) of the

     Securities Exchange Act of 1934, as amended, the Trustee shall respond to such offer in accordance with instructions to the Trustee obtained from the participant in respect of such number of whole and, to the extent practicable, fractional shares of Company stock held in the Zenith Stock Fund which bears the same ratio to the total number of shares of Company stock so held in the Zenith Stock Fund as the dollar amount in such participant's accounts in the Zenith Stock Fund bears to the total dollar value of the Zenith Stock Fund as of the most recent accounting date for which a valuation has been established. Each participant shall be entitled to give instructions to the Trustee with respect to tendering or declining to tender or withdrawal from tender he can give; provided, however, that the Trustee may establish reasonable rules restricting the rights of participants to change instructions. Such instructions shall be maintained by the Trustee as confidential and shall not be discussed with any person, including the Company. The Trustee shall respond to any such tender offer in respect to shares of stock for which no instructions are received in the same proportions as shares for which instructions are received.

          (b) Duties of the Company. Within a reasonable time after the commencement of a tender offer, the Company shall provide to each participant:

              (i) the offer to purchase as distributed by the offerer to the shareholders of the Company;

              (ii) a statement of the number of full and fractional shares of Company stock calculated as allocable to his accounts in the Zenith Stock Fund in accordance with the first sentence of this section 5.13; and

              (iii) directions as to the means by which a participant can give instructions to the Trustee with respect to the tender offer; except that the Trustee shall provide such documents, statement, and directions upon request of the Company or if required by law in order to maintain the confidentiality of participants' instructions.

          (c) Investment of Tender Offer Proceeds. If the Trustee shall receive proceeds from the tender of shares represented by all or a portion of the interest in the Zenith Stock Fund allocated to a participant's account, such proceeds shall be invested in accordance with the participant's current investment election.


                                   ARTICLE 6

                        Distribution of Account Balances

     6.1 Vesting. Upon a participant's termination of employment because of death, because of retirement (as defined below), or because of disability (as defined below), the participant shall have a 100 percent vested and nonforfeitable interest in the balance in all of his accounts. Upon a participant's termination of employment for any other reason, the participant will have a 100 percent vested and nonforfeitable interest in the balance of his employee pre-tax savings contributions account, employee after-tax contributions account, prior plan vested optional account, and rollover account and shall be vested in the balance of his employer matching contributions account and employer retirement contributions account in accordance with the following schedule:


        Years of Service      Vested Percentage
        ----------------      -----------------
     Less than 2                     0%
     2 years but less than 3         25%
     3 years but less than 4         50%
     4 years but less than 5         75%
     5 years or more                100%

The vested balances in all of the participant's accounts shall be distributed to or on behalf of the participant

(after all adjustments required under the Plan as of that date have been made but subject to any further adjustments required under the Plan prior to distribution of accounts, along with any contributions made previously by or on behalf of such participant but not credited to his accounts), or in the event of death to his beneficiary, in accordance with section 6.3. For purposes of above, an employee will be credited with "years of service" equal to his period of employment (determined in completed full years and days in excess of completed full years) by the Zenith Companies commencing with his employment commencement date and ending with his severance from service date. An employee's "employment commencement date" shall be the date the employee first performs an hour of service (as defined in section 2.5) for a Zenith Company and his "severance from service date" shall be the earlier of the date his employment with all of the Zenith Companies terminates on account of resignation, retirement, discharge or death or the first anniversary of the first day of a period during which the employee is absent from service with the Zenith Companies (with or without pay) for any reason other than resignation, retirement, discharge, death or leave of absence on account of military service (as described in section 2.2(a)) provided the employee returns to service within the period provided by applicable law. "Retirement" means a participant's voluntary termination of employment at or after attaining age 55 years or after completing at least 20 years of service with the Zenith Companies. "Disability" means total and permanent incapacity of a participant to perform his employment duties (as determined by the Plan Administrator).

     6.2 Forfeitures. The extent to which a participant's employer matching contributions and retirement contributions accounts are not fully vested shall be a "forfeiture". Except as provided below, a forfeiture shall be treated the same as other participant accounts (subject to adjustment above) until the earlier of (i) the accounting date on which the participant with respect to whom the forfeiture arose incurs a "one-year break in service" (as defined below) or (ii) the accounting date as of which the participant receives a total distribution of his accounts, and then shall be applied to reduce his Employer's contributions to the Plan in the then current plan year. If the participant with respect to whom a forfeiture arose is reemployed by an Employer before he incurs five consecutive one year breaks in service, the forfeiture (as it may have been adjusted in accordance with the Plan) shall be reinstated. Forfeitures shall be applied to reduce the employers' contributions for the plan year coincident with or next following the date it arose, provided that such forfeiture is reinstated if such participant is reemployed by an Employer before he incurs five consecutive one year breaks in service. A "one-year break in service" shall occur on the last day of a 12-month period commencing on a participant's severance from service date and ending on the day prior to his reemployment with a Zenith Company. A "five-year break in service" means a period of five consecutive one-year breaks in service. Notwithstanding the above, any forfeitures which, as of the effective date, remain unallocated even though paragraph (i) above has been satisfied shall be allocated to participant accounts in accordance with the terms of the prior plan.

     6.3 Methods of Benefit Payment. A participant's vested account balances which are distributable under section 6.1, shall be distributed to or for the benefit of the participant following his termination of employment by payment in a lump sum. In lieu of a lump sum, as an optional form of distribution, a participant can elect (in the manner provided by the Plan Administrator) to have his vested benefits paid in one of the following optional forms of distribution:

          (a) Life Annuity. The life annuity form of payment consists of an annuity payable for the life of the participant which is the amount of benefit which can be purchased with 100 percent of the participant's vested account balances. A participant who elects the life annuity form of payment and who is married at the time of his annuity commencement date must get his spouse's consent in writing (in accordance with procedures established by the Plan Administrator) to waive the joint and survivor form of annuity. Such election to waive must describe the effect of such election and the rights of the spouse to revoke such waiver.

          (b) Installments. The installment form of payment shall consist of a series of annual payments over a period of time not less than two years nor more than ten years.

          (c) Joint and Survivor Annuity. The joint and survivor annuity shall consist of payment in the form of an immediate annuity payable for the life of the participant with a survivor annuity payable for the life of the participant's designated beneficiary and which is the amount of benefit which could be purchased with 100 percent of the participant's vested account balances. If the participant's spouse is not the designated beneficiary, the joint and survivor annuity must be designed to assure that at least 50 percent of the present value of the amount available for distribution is paid within the life expectancy of the participant.

     6.4 Time and Benefit of Payment. Unless the participant elects to defer payment, payment of a participant's benefits will be made within a reasonable period of time after a participant's termination of employment, but not later than 60 days after the end of the plan year in which occurs the later of the participant's employment termination date or his attainment of age 65 years; provided that payment of each participant's account balances must commence no later than the April 1 of the calendar year following the calendar year in which he attains age 70 1/2 years. In addition, notwithstanding anything in this
Article 6 to the contrary, (i) if at any time, a participant's account balances exceed or exceeded $3,500, no amount shall be distributable to the participant prior to the date he attains age 65 years without his consent, and (ii) if a participant's vested account balances do not exceed, and have never exceeded, $3,500, the participant's account balances shall be automatically distributed to the participant (or his beneficiary) in a single payment. If distribution of a participant's accounts has not commenced prior to such participant's death, then the participant's accounts shall be distributed within five years of the date of death unless the participant's designated beneficiary is his surviving spouse in which event distribution of the participant's accounts to such surviving spouse need not begin until the date the participant would have attained age 70 1/2 years. If the surviving spouse dies before distributions to such spouse begin, distribution of the participant's vested accounts pursuant to section 6.3 shall be made as if the surviving spouse were the employee.

     6.5 Designated Beneficiaries. A participant may from time to time designate a beneficiary or beneficiaries to whom the participant's benefits will be distributed in the event of the participant's death prior to complete payment of his benefits under the Plan. A participant may designate contingent or successive beneficiaries and may name individuals, legal persons or entities, trusts, estates, trustees or other legal representatives as beneficiaries. A beneficiary designation properly completed and filed will cancel all such designations filed earlier. Notwithstanding the foregoing or any beneficiary designation filed by a participant, if a participant is married at the date of his death, the participant's surviving spouse will be his designated beneficiary for all purposes of the Plan unless the surviving spouse consents in writing to the participant's designation of another beneficiary. A beneficiary properly designated can elect another form of payment than had been previously elected by the participant. Beneficiary designations must be completed and filed with the Plan Administrator during the participant's lifetime, however, his surviving spouse may consent to a designation after his death. The consent of a surviving spouse to the participant's designation of another beneficiary must be in writing, must acknowledge the effect of such designation, and must be witnessed by a Plan representative or a notary public.

     6.6 Payment to Substitute Beneficiaries. If benefits remain to be paid with respect to a Plan participant at a time when the Plan Administrator is unable to locate the participant, or his beneficiary or beneficiaries designated in accordance with section 6.5, or following the death of the participant and such beneficiaries, and if the participant failed to designate one or more other beneficiaries in the manner described in section 6.5, then the Plan Administrator shall cause the benefits for such participant to be distributed or paid to the person or persons who can be located and agree to accept such amounts within the applicable priority classification set forth below. Participants and designated beneficiaries are required to maintain a current post office address on file with the Plan Administrator by notifying the Plan Administrator of such address in care of the Employer. A substitute beneficiary will not be determined under this section with respect to a missing participant or missing designated beneficiary unless the participant or designated beneficiaries, as the case may be, have failed to claim the participant's account balances or notify the Plan Administrator of their whereabouts within three years after the Plan Administrator notifies such participant or beneficiaries at their last post office addresses filed with the Plan Administrator. Such notice shall describe the amounts to which the participant or the beneficiaries are entitled and shall describe the substitution procedures of this section. In disposing of a participant's benefits in accordance with this section, after three plan years following a participant's termination of employment and after unsuccessful attempts have been made by the Plan Administrator to locate the participant, the benefits of the participant or of any beneficiary will be disposed of in any manner permitted by law which the Plan Administrator considers to be fair and equitable.

     6.7 Payment With Respect to Incapacitated Participants or Beneficiaries. If any person entitled to benefits under the Plan is under a legal disability or in the Plan Administrator's opinion is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator may direct the payment of such benefits to such person's legal representative or to a relative or friend of such person for such person's benefit, or the Plan Administrator may direct the application of such benefits to the benefit of such person. Payments made in accordance with this section shall discharge all liabilities for such payments under the Plan.

     6.8  Final Court Orders.  Notwithstanding the other provisions of this
Article 6, if the Trustee is required by a final court order to distribute the benefits of a participant other than in the manner required under the Plan, then the Trustee shall cause the participant's benefits to be distributed in a manner consistent with such final court order. The Trustee shall not be required to comply with the requirements of a final court order in an action in which the Trustee, the Plan Administrator, the Plan or the Trust was not a party, except to the extent such order is a qualified domestic relations order (as defined in Section 414(p) of the Code).

     6.9 Direct Rollover Option. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section 6.9, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (a) As used in this section 6.9, an "eligible rollover distribution" means any distribution of all or any portion of the vested balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company stock).

          (b) As used in this section 6.9, an "eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c) As used in this section 6.9, a "distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributions with regard to the interest of the spouse or former spouse.

          (d) As used in this section 6.9, a "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.


                                   ARTICLE 7

                    Withdrawals and Loans During Employment

     7.1 Withdrawal of Employee After-Tax Contributions and Rollover Accounts. A participant may request at any time, but not more frequently than twice in any plan year, a withdrawal of his employee after-tax contributions and rollover accounts, including any earnings thereon, in accordance with rules established by the Plan Administrator. All withdrawals shall be in cash.

     7.2 Under Age 59-1/2 Hardship Withdrawals. A participant who is experiencing a financial hardship may request a withdrawal of all or a portion of his employee pre-tax savings and vested employer matching and retirement contributions accounts by filing a written request with the Plan Administrator in accordance with such rules and procedures established by the Plan Administrator. The Plan Administrator will have discretion to grant or deny any such requests for hardship withdrawals, subject to the following:

          (a) Each request for financial hardship must describe the hardship for which the withdrawal is requested and provide appropriate documentation.
     If the participant is married, each request for a financial hardship withdrawal must include the consent of the participant's spouse.

          (b) No amounts attributable to earnings on an employee pre-tax savings contributions account after December 31, 1988, can be withdrawn.

          (c) A withdrawal shall be considered on account of financial hardship if it is necessary in light of the participant's immediate and heavy financial need as described in (A) below and it is necessary to satisfy such financial need, as described in (B) below.

              (i) A withdrawal will be on account of immediate and heavy financial need only if it is on account of (I) medical expenses described in Section 213(d) of the Code incurred by the participant or the participant's spouse or dependents; (II) purchase (excluding mortgage payments) of a principal residence for the participant;
          (III) payment of tuition and related educational fees for the next twelve months of post-secondary education for the participant or the participant's spouse, children or dependents; (IV) the need to prevent the eviction of the participant from the participant's principal residence or the foreclosure on the mortgage of the participant's principal residence; or (V) such other purpose deemed by the Commissioner of the Internal Revenue Service to constitute immediate and heavy financial need.

              (ii) A withdrawal will be necessary to satisfy the financial need described in (A) above only if (I) the withdrawal does not exceed the amount necessary to meet such financial needs (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal); and
          (II) the participant has obtained all distributions, other than hardship withdrawals, under all plans maintained by the Zenith Companies, unless it is determined by the Plan Administrator that this requirement as it relates to participant loans should be waived because it is highly likely that there would be a default on such loan.

          (d) Notwithstanding the provisions of section 3.1, the aggregate participant pre-tax savings contributions to the Plan and to any other plan maintained by the Zenith Companies for the calendar year immediately following the calendar year in which the participant receives the hardship withdrawal shall not exceed the excess of (A) the maximum amount specified in section 3.1 for such year over (B) the amount of such participant's pre-tax savings contributions to this Plan and to any other plan maintained by the Zenith Companies in the calendar year in which the participant receives the hardship withdrawal.

     7.3 Age 59-1/2 Withdrawals. A participant who has attained age 59-1/2 may request at any time, but not more frequently than four times in any plan year, a withdrawal of part or all of the balance by his accounts under the Plan.

     7.4 Loans to Participants. The Plan Administrator may direct that a loan be made to a participant, other than a former employee, subject to the following:

          (a) Each request for a loan under this section must be made in accordance with the rules and procedures adopted from time to time by the Plan Administrator.

          (b) Each loan must be evidenced by a note on a form furnished by the Plan Administrator or its designee and must be secured by a pledge of up to 50 percent of the participant's vested account balances as of the accounting date immediately preceding the date as of which the loan is made.

          (c) The principal amount of each loan, when added to any other outstanding loan balances of a participant under the Plan and all other plans of the Zenith Companies, may not exceed the lesser of $50,000 (reduced by the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date the new loan is made) or the lesser of $10,000 (assuming the participant's vested account balances equal or exceed $10,000 as of such date) or 50 percent of the participant's vested account balances as of the accounting date immediately preceding the date as of which the loan is made. The minimum amount of any loan is $1,000.

          (d) Each loan will be for a term not exceeding five years; provided that the term of a loan may be for a term not exceeding 15 years where the loan is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the participant. A participant shall be permitted no more than two loans outstanding at any one time.

          (e) Each loan will bear interest at a reasonable rate (commensurate with the prevailing rate charged by persons in the business of making loans under similar circumstances) established by the Plan Administrator at the beginning of each calendar quarter in a uniform and nondiscriminatory manner (but not less than five percent nor greater than the maximum rate permitted by law), and must be amortized in level payments, made through regular payroll deductions (or by any other method permitted by the Plan Administrator), made not less frequently than quarterly, over the life of the loan.

          (f) Each note evidencing a loan to a participant shall be held on the participant's behalf and shall be considered an investment of such participant's accounts. Accordingly, principal and interest payments on the note shall be credited to such accounts on the participant's behalf and reinvested in the investment funds under the Plan in accordance with a participant's then effective investment election.

          (g) The amount of each loan shall be withdrawn from a participant's accounts in the following order (and returned upon repayment in reverse order): employer matching contributions account, employer retirement contributions account, employee pre-tax savings contribution account and rollover account.

          (h) Upon default, the Plan may foreclose on the loan at the earliest opportunity permitted by law and the loan will be treated as a taxable distribution at such time. During the period, if any, between the date of the event constituting default and the date of foreclosure, interest on the loan will continue to accrue and shall be charged to the participant's account. The distribution of a participant's canceled note to him (or to his beneficiary in the event of his death) shall be considered as a payment for purposes of the Plan. The following events will constitute default on a loan:

              (i) the failure to make an installment payment on the payday on which it becomes due or the expiration of a grace period in the loan note;

              (ii) any other person (other than the Trustee) acquires an interest in the participant's account except as otherwise required by law;

              (iii) the participant dies or becomes legally incompetent;

              (iv) bankruptcy or insolvency proceedings are instituted by or against the participant; or

              (v) the participant's employment with the Zenith Companies is terminated for any reason, including retirement, disability, resignation or discharge.

          In the event of (iii), (iv) or (v) above, there shall be no default if, within the grace period (as defined in the loan documents) following the occurrence of (iii), (iv) or (v), the participant (or his estate or legal representative, as the case may be) pays the remaining balance of the loan together with accrued interest thereon. Notwithstanding anything in this section 7.4 to the contrary, in the event of (v) above there shall be no default if the participant continues to be a party in interest (as defined in Section 3(14) of ERISA) following his termination of employment.

          (i) The Plan Administrator may establish such other rules and regulations (which shall be uniformly applicable to all participants similarly situated) as it may deem necessary regarding the granting of loans, including loan fees (which may be charged directly to the participant or to the participant's account).

     7.5 No Representation Regarding Tax Effect of Withdrawals or Loans. Neither an Employer, the Plan Administrator, the Trustee, nor any other person shall be construed as representing the tax effects of any withdrawals or loans in accordance with this Article 7. It shall be the responsibility of participants requesting withdrawals or loans to consider the tax effects of such withdrawals or loans requested by such participant. All loans and withdrawals shall be deducted, pro-rata, from each investment fund in which the participant is invested in at the time the loan or withdrawal is made except for those investment funds which are reduced to zero as the result of such loan or withdrawal.


                                   ARTICLE 8

                                  Limitations

     8.1 Contribution Limitations. Section 415 of the Code imposes certain limitations on the amount of contributions that may be allocated to a participant under a defined contribution plan (as defined in Section 414(i) of the Code) maintained by his employer. If a participant in a defined contribution plan maintained by his employer also is a participant in a defined benefit plan (as defined in Section 414(j) of the Code) maintained by such employer, Section 415 of the Code imposes certain combined limitations as to the aggregate amount of contributions and benefits that may be provided for the participant under both types of plans. This Plan is a defined contribution plan and, therefore, each participant in the Plan shall be subject to the maximum contribution and benefit limitations set forth in section 8.2 or section 8.3, if applicable, irrespective of any other provisions of the Plan. For purposes of Section 415 of the Code and this Article 8, the "limitation year" with respect to this Plan is the plan year, and a participant's "total compensation" means, with respect to any plan year, the total compensation paid to the participant during that year for services rendered to the Zenith Companies as an employee that is subject to withholding for federal income tax purposes (before taking into account any withholding exemptions), but excluding any noncash compensation and any compensation deferred beyond the participant's termination of employment. In applying the limitations set forth in sections
8.2 and 8.3, reference to the Plan shall mean the Plan and all other defined contribution plans (whether or not terminated) maintained by the Zenith Companies and reference to a defined benefit plan maintained by the Zenith Companies shall mean that plan and all other defined benefit plans (whether or not terminated) maintained by the Zenith Companies.

     8.2 Participant Covered by Defined Contribution Plan. If a participant in the Plan is not covered by a defined benefit plan maintained by the Zenith Companies, the annual addition (as defined below) which is allocated to his accounts under this Plan and under any related defined contribution plans maintained by the Zenith Companies shall not exceed the lesser of $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in
Section 415(b)(1) of the Code, as adjusted pursuant to Section 415(d) thereof for such year) (the "defined contribution dollar limitation") or 25 percent of the participant's total compensation for such limitation year. In applying the preceding limitation, the annual addition to a participant's accounts under any such related defined contribution plan will be limited before the annual addition to his account under this Plan is limited. Any excess contributions resulting from the allocation of forfeitures, a reasonable error in estimating a participant's annual earnings or such other limited facts and circumstances as the Commissioner of the Internal Revenue Service may prescribe and not allocable to a participant's accounts under the Plan by reason of the limitations on additions under Section 415 of the Code shall be disposed of as follows:

          (a) Any employee after-tax contributions or 401(k) savings contributions (including earnings thereon) to the extent they would reduce the excess amount shall be returned to the participant;

          (b) If after the application of subsection (a) above an excess amount still exists, and if the participant is covered by the Plan at the end of the limitation year, the excess amount shall be used to reduce Employer contributions for such participant in the next limitation year, and each succeeding year if necessary; and

          (c) If after the application of subsection (a) above an excess amount still exists and the participant is not covered by the Plan at the end of the limitation year, the excess amount shall be held unallocated in a suspense account and the suspense account shall be applied to reduce future Employer contributions for all remaining participants in the next limitation year, and each succeeding limitation year if necessary.

A participant's "annual addition" for any plan year means the sum for that year of the following:

              (i)   Employer Contributions.  Employer contributions (including
          401(k)
          savings reduction contributions) credited to the participant's accounts under this Plan and under any related defined contribution plans;

              (ii) Forfeitures. Forfeitures credited to the participant's accounts under this Plan or under any related defined contribution plans;

              (iii) Participant After-Tax Contributions. The amount of the participant's after-tax contributions to this Plan or any related defined contribution or defined benefit plan (determined without regard to rollover contributions, if any); and

              (iv) Certain Medical Expenses for Key Employees. The amounts attributable to medical benefits allocated to an account of a key employee, as described in Section 419A(d) of the Code.

     8.3 Participant Covered by Defined Contribution Plan and Defined Benefit Plan. If a participant in the Plan also is a participant in a defined benefit plan maintained by the Zenith Companies, the contributions made on behalf of the participant and the benefits payable to the participant shall be determined in a manner consistent with Section 415 of the Code, as follows:

          (a) Defined Contribution Fraction. A fraction shall be determined, the numerator of which shall be the participant's annual additions under all related defined contribution plans for each limitation year (determined in accordance with the plan provisions as in effect for such year), and the denominator of which shall be the aggregate of the "defined contribution limitation amounts" in effect for each year of the participant's employment by the Zenith Companies. The "defined contribution limitation amount" for any limitation year shall be the lesser of (i) 1.25 multiplied by the dollar limitation in effect under
     Section 415(c)(1)(A) of the Code for such year, provided that in any year in which the Plan would be a top-heavy plan if 90 percent were substituted for 60 percent in section 15.2, 1.0 shall be substituted for 1.25, or (ii)
     1.4 multiplied by 25 percent of the participant's total compensation for such year. The "defined contribution limitation amount", for any year shall be the lesser of (i) 1.25 multiplied by the dollar limitation in effect under Section 415(c)(l)(A) of the Internal Revenue Code for such year, provided that in any year in which the Plan would be a top-heavy plan if 90 percent were substituted for 60 percent in section 15.2, 1.0 shall be substituted for 1.25, or (ii) 1.4 multiplied by 25 percent of the participant's total compensation for such year. The numerator of this fraction shall be adjusted in accordance with applicable regulations to preserve the participant's benefits accrued as of the close of the last limitation year beginning before December 31, 1986.

          (b) Defined Benefit Fraction. A fraction shall also be determined, the numerator of which shall be the benefits accrued or payable to or for such participant under the related defined benefit plans as of the end of the limitation year, and the denominator of which shall be the "defined benefit limitation amount" in effect for that year. The "defined benefit limitation amount" for any limitation year shall be the lesser of (i) 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year, provided that in any year in which the Plan would be a top-heavy plan if 90 percent were substituted for 60 percent in section 15.2, 1.0 shall be substituted for 1.25, or (ii) 1.4 multiplied by 100 percent of the participant's average annual total compensation for the three consecutive plan years during which the participant actively participated in such a plan and in which the participant's aggregate total compensation was the greatest; provided that such amount shall be appropriately adjusted if necessary as provided in Section 415(b) of the Code.

          (c) Combined Limitation. The contributions under this Plan and under any related defined contribution plans and the benefits under all related defined benefit plans will be adjusted to the extent necessary (by first adjusting the benefits and contributions under such other plans) so that the sum of the fractions determined with respect to any participant in accordance with subsections (a) and (b) above will not exceed 1.0 (or such other applicable maximum amount permitted by law).

     8.4 Distribution of Excess Deferrals. If, not later than the March 1 next following the end of a calendar year, a participant notifies the Plan Administrator that the participant has made 401(k) savings contributions to this Plan and one or more other plans (whether maintained by an Zenith Company or an unrelated company) in excess of $9,500 for 1997 (or such other maximum amount for other plan years as may be permitted by law for such calendar year) during such calendar year, and further notifies the Plan Administrator of the amount of such excess allocated to this Plan, such excess amount shall be paid to such participant (along with any income or loss allocable thereto as determined pursuant to the method set forth in section 8.6(d)) as soon as practicable following such notification, but in any event by the April 15 following the calendar year with respect to which such excess deferrals were made. A participant is deemed to notify the Plan Administrator of such excess that arises by taking into account only those 401(k) savings contributions made to this Plan and any other plans of the Zenith Companies.

     8.5 Highly Compensated Employee. The term highly compensated employee includes highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any employee who performs services for the Zenith Companies during the determination year and who, (i) received compensation from the Zenith Companies in excess of $80,000 for the preceding year or (ii) was a 5 percent owner at any time during the current year or the preceding year. A highly compensated former employee includes any employee who was a highly compensated employee when he separated from service or who was a highly compensated employee at any time after attaining age 55. The determination of who is a highly compensated employee, including the determinations of the number and identity of employees in the top-paid group and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder, and the Plan Administrator shall be abe to make and/or revoke any determinations in the future if laws or regulations permit.

     8.6  Limitations on Elective Contributions.   Participant 401(k) savings
contributions shall be subject to the following nondiscrimination standards and shall be adjusted, as provided below, to the extent necessary to comply with the limitations set forth in Section 401(k) of the Code and the regulations thereunder. For purposes of this section, the term "pre-tax contribution" shall mean any Employer contribution made to the Plan that (i) is subject to a cash or deferred arrangement (as defined in Section 1.401(k)-1(a)(3) of the Treasury regulations) and (ii) is immediately nonforfeitable. The Employer shall maintain records demonstrating compliance with this section.

          (a) Actual Deferral Percentage Limitation. In any plan year, the actual deferral percentage for the group of participants who are highly compensated employees may not exceed the greater of the following:

              (i) the actual deferral percentage of the group of participants who are not highly compensated employees (the "non-highly compensated group") multiplied by 1.25, or

              (ii) the lesser of the actual deferral percentage for the non-highly compensated group multiplied by two or the actual deferral percentage of the non-highly compensated group plus two percentage points.

          (b) Actual Deferral Percentage. The actual deferral percentage for a specified group of participants for any plan year shall be the average of the ratios (computed, to the nearest one-hundredth of one percent, separately for each participant in such group) of the pre-tax contributions, and amounts treated as pre-tax contributions (including excess pre-tax contributions of highly compensated employees), for such participant for such year to the participant's compensation (as defined at Section 414(s) of the Code, as modified by Section 414(s)(2) thereof) taken into account for such plan year during which the participant was an eligible employee. For purposes of this section the following additional rules shall apply:

              (i) A 401(k) savings contribution shall be taken into account only if it relates to compensation that either (A) would have been received by the participant in the plan year but for the deferral election or (B) is attributable to services performed by the participant in the plan year and would have been received by the participant within 2 1/2 months after the close of the plan year but for the deferral election. A pre-tax contribution that does not meet the foregoing requirements will not be tested under Section 401(k) of the Code but must separately satisfy Section 401(a)(4) of the Code for the plan year of allocation as if it was the only non-pre-tax Employer contribution for the year.

              (ii) In the event this Plan satisfies the requirement of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfies the requirements of such Sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the actual deferral percentage of employees as if all such plans were a single plan. In accordance with applicable Treasury regulations, plans of the Employers may be aggregated in order to satisfy Section 401(k) of the Code but only if such plans as aggregated satisfy the requirement of Section 410(b) of the Code and provided that each plan has the same plan year.

              (iii) Except as provided in applicable Treasury regulations, the actual deferral percentage of a highly compensated employee will be determined by treating all cash or deferred arrangements of the Employer (or an entity that is required to be aggregated with the Employer under Sections 414(b), (c), (m) or (o) of the Code) under which the highly compensated employee is eligible as a single arrangement. If the cash or deferral arrangements have different plan years, all such arrangements ending with or within the same calendar year will be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under applicable Treasury regulations issued pursuant to Section 401(k) of the Code.

              (iv) At the discretion of the Plan Administrator, and in accordance with applicable Treasury regulations, any Employer contributions or matching contributions credited on a participant's behalf in the plan year which meet the withdrawal restrictions and vesting requirements of Sections

          401(k)(2)(B) and (C) of the Code ("qualified nonelective contributions" and "qualified matching contributions," respectively) may be added to the participant's 401(k) savings contributions in computing the participant's actual deferral percentage; provided, that the Employer contributions and matching contributions made to the Plan for such year satisfy the requirements of Section 401(a)(4) of the Code with and without the inclusion of the qualified nonelective contributions and qualified matching contributions used to satisfy this section. Qualified nonelective contributions and qualified matching contributions which are used to satisfy this section cannot be taken into account to satisfy the requirement of section 8.7.

              (v) Elective contributions treated as matching contributions under section 8.7 shall not be included in the determination of a participant's actual deferral percentage.

          (c) Excess Contributions. If in any plan year the actual deferral percentage for the highly compensated group does not satisfy one of the tests in subsection (a) above, the Plan Administrator shall reduce the 401(k) savings contributions of some or all of the participants in the highly compensated group until one of the tests is satisfied. Such reduction shall be made by reducing the excess contributions for the highly compensated employee with the highest dollar amount of excess contributions to the lesser of (i) the extent required to enable the Plan to satisfy the actual deferral percentage test or (ii) the extent required to cause the dollar amount of such highly compensated employee's excess contributions equal the dollar amount of the excess contributions for the highly compensated employee with the next highest dollar amount of excess contributions. This procedure shall be repeated until the Plan satisfies the actual deferral percentage test set forth herein. The portion of any participant's elective contribution which is reduced pursuant to this procedure shall be referred to as the "excess contributions."

          (d) Distribution of Excess Contributions. If in any plan year the elective contributions of one or more of the participants who are highly compensated employees must be reduced in accordance with subsection (c) above, the Plan Administrator shall distribute the amount of the excess contributions, plus the income (or minus the loss) allocable thereto, as soon as practicable following the determination of such excess but in any event by the last day of the plan year following the end of the plan year in which the excess contributions were made. Under Section 4979 of the Code a ten percent tax is imposed on the Employer for any such excess contributions which are distributed more than 2 1/2 months after the last day of the plan year in which the excess contributions were made. A distribution of the excess contributions may be made without regard to any notice or consent otherwise required under the Plan. The income or loss allocable to such excess contributions shall be determined by multiplying the income or loss allocable to the pre-tax contributions (and, if applicable, amounts treated as pre-tax contributions for purposes of the participant's deferral percentage) for the plan year by a fraction. The numerator of the fraction is the excess contributions for the plan year. The denominator is equal to (i) the total account balance of the participant attributable to pre-tax contributions (and amounts treated as such for purposes of the actual deferral percentage) as of the beginning of the plan year, plus (ii) the participant's pre-tax contributions (and amounts treated as such for purposes of the actual deferral percentage) for the plan year. The amount of excess contributions distributed under this subsection for a plan year shall be reduced by any excess deferrals previously distributed for the employee's taxable year ending with or within the plan year. Excess contributions shall be treated as annual additions for purposes of Section 415 of the Code.

     8.7 Limitation on Employee and Matching Contributions. Employee and matching contributions shall be subject to the following nondiscrimination standards and such amounts shall be adjusted, as provided below, to the extent necessary to comply with the limitations set forth in Section 401(m) of the Code and the regulations thereunder. The term "employee contributions" shall include any voluntary after-tax contribution to the Plan that is allocated to a separate account to which earnings and losses are allocated. The term "matching contributions" means any Employer contribution made to the Plan on account of an employee contribution. The Employers shall maintain records demonstrating compliance with this section.

          (a) Contribution Percentage Limitations. In any plan year, the contribution percentage for the group of participants who are highly compensated employees may not exceed the greater of the following:

              (i) the actual contribution percentage of the group of participants who are not highly compensated employees (the "non-highly compensated group") multiplied by 1.25, or

              (ii) the lesser of the contribution percentage for the non-highly compensated group multiplied by two or the contribution percentage of the non-highly compensated group plus two percentage points.

          (b) Contribution Percentage. The contribution percentage of a specified group of participants shall be the average of the contribution percentages (computed separately, to the nearest one-hundredth of one percent) for each participant in the group. The contribution percentage for each participant shall equal the sum of the employee and matching contributions allocated to the participant's account for the plan year and the qualified non-elective contributions treated as matching contributions for the plan year, divided by the participants' compensation (as defined in Section 414(s) of the Code, as modified by Section 414(s)(2) thereof) taken into account for such plan year during which the participant was an eligible employee. For purposes of this section, the following additional rules shall apply:

              (i) A matching contribution will be taken into account for purposes of this section for a given plan year only if (A) it is made on account of the participant's employee contributions for that plan year, (B) it is allocated to the participant's account during that plan year and (C) it is paid to the Trust by the end of the twelfth month following the close of that plan year. A matching contribution that does not meet the foregoing requirements will not be tested under Section 401(m) of the Code but must separately satisfy Section 401(a)(4) of the Code for the plan year of allocation as if it were the only Employer allocation for that plan year. An employee contribution will be taken into account for purposes of this section only if such contribution is paid to the Trust during the plan year or paid to an agent of the Plan and transmitted to the Trust within a reasonable period after the end of the plan year.

              (ii) As provided in applicable Treasury regulations, for purposes of determining the contribution percentage of the family group (as defined in section 8.5), the family group shall be treated as one highly compensated employee and the contribution percentage for the family group shall be determined by combining the compensation, employee contributions and matching contributions (and amounts treated as matching contributions) of all eligible family members.

              (iii) In the event this Plan satisfies the requirement of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the contribution percentage of employees as if all such plans were a single plan. In accordance with applicable Treasury regulations, plans of the Employers may be aggregated in order to satisfy Section 401(m) of the Code but only if such plans as aggregated satisfy the requirement of Section 410(b) of the Code and provided that each plan has the same plan year.

              (iv) Except as provided in applicable Treasury regulations, the contribution percentage of a highly compensated employee who is eligible to participate in more than one plan of the Employer in which employee or matching contributions are made will be determined by treating all the plans of the Employer (or an entity that is required to be aggregated with the Employer under Sections 414(b),
          (c), (m) or (o) of the Code) in which the highly compensated employee is eligible as a single plan. If the highly compensated employee participates in two or more plans that have different plan years, all such plans ending with or within the same calendar year will be treated as a single plan. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under applicable Treasury regulations issued pursuant to Section 401(m) of the Code.

              (v) At the discretion of the Plan Administrator, and in accordance with applicable Treasury regulations, any qualified nonelective contributions (as defined in Section
          1.401(k)-1(g)(13)(ii)) of the Treasury regulations made for such plan year may be taken into account in computing the participant's contribution percentage; provided, that the qualified nonelective contributions satisfy the requirements of Section 401(a)(4) of the Code both with and without inclusion of such contributions used to satisfy the requirements of this section.

          (c) Excess Aggregate Contributions. If in any plan year the contribution percentage for the highly compensated group does not satisfy one of the tests in subsection (a) above, the Plan Administrator shall reduce the employee contributions and matching contributions of some or all of the participants in the highly compensated group until one of the tests is satisfied. Such reductions shall be made in accordance with
     Section 1.401(m)-1(e)(2) of the Treasury regulations by reducing the contribution percentage for the highly compensated employee with the highest percentage to the extent required to enable this Plan to satisfy the contribution percentage test or cause such highly compensated employees' contribution percentage to equal the percentage for the highly compensated employee with the next highest contribution percentage. This procedure shall be repeated until the Plan satisfies the contribution percentage test set forth herein. The amounts so reduced shall be referred to as the "excess aggregate contributions". (If there are employee and matching contributions, the employee contributions shall be reduced first to the level of such contributions which are matched. If the test is not satisfied by reducing the employee contributions, then the matching contributions and any unreduced employee contributions shall be reduced in tandem.) The determination of excess aggregate contributions will be made after first determining the excess deferral amount and the excess contribution amount. Excess aggregate contributions shall be allocated among the family group (as defined in section 8.4) members in proportion to the employee and matching contributions of each family member that is combined in determining the contribution percentage.

          (d) Distribution of Excess Aggregate Contributions. Except as provided below, if in any plan year the employee or matching contributions of one or more of the participants in the highly compensated group must be reduced in accordance with subsection (c) above, the Plan Administrator shall distribute the amount of the excess aggregate contributions, plus the income (or minus the loss) allocable thereto, as soon as practicable following the determination of such excess but in any event by the last day of the plan year following the end of the plan year for which such contributions were made. Under Section 4979 of the Code a ten percent tax is imposed on the Employer for any such excess aggregate contribution which are distributed after more than 2 1/2 months after the last day of the plan year for which such contributions were made. A distribution of the excess aggregate contribution may be made without regard to any notice or consent otherwise required by the Plan. Excess aggregate contributions, including forfeited matching contributions, are treated as Employer contributions for purposes of Sections 404 and 415 of the Code. The income or loss allocable to such excess aggregate contributions shall be determined by multiplying the income or loss allocable to the participant's employee and matching contributions (and amounts, if any, treated as such for purposes of the contribution percentage, but excluding such matching contributions used in the actual deferral percentage test for the plan year) by a fraction. The numerator of the fraction is the excess aggregate contributions for the plan year. The denominator is equal to (i) the total account balance of the participant attributed to employee and matching contributions as of the beginning of the plan year, plus (ii) the employee and matching contributions (and amounts, if any, treated as such for purposes of the contribution percentage, but excluding such matching contributions used in the actual deferral percentage test for the plan year).

     8.8 Multiple Use Limitation. Notwithstanding the limitations required by sections 8.6 and 8.7, a participant's pre-tax contributions, employee contributions and matching contributions may be limited under this section in order to prevent "multiple use" under Sections 401(k) and 401(m) of the Code, as set forth below. The multiple use limitation shall apply if the sum of the actual deferral percentage and contribution percentage for the group of highly compensated employees (determined after any corrections required under section 8.6 or 8.7) exceeds the "aggregate limit". The aggregate limit shall be the greater of (a) and (b) below:

          (a) the sum of (A) 1.25 times the greater of the actual deferral percentage or the contribution percentage for non-highly compensated employees and (B) two percentage points plus the lesser of the actual deferral percentage or the contribution percentage for non-highly compensated employees (which amount shall not exceed twice the lesser of such percentages),

          (b) the sum of (A) 1.25 times the lesser of the actual deferral percentage or the contribution percentage for non-highly compensated employees and (B) two percentage points plus the greater of the actual deferral percentage or the contribution percentage for non-highly compensated employees (which amount shall not exceed twice the greater of such percentages).

     The application of the multiple use limitation shall be made in accordance with Section 1.401(m)-2 of the Treasury regulations. If the multiple use limitation applies, then the actual deferral percentage or contribution percentage of the highly compensated employees shall be reduced (in the manner described in sections 8.6 or 8.7) until such limit shall be satisfied. Alternatively, the Employer may satisfy the multiple use limitation by making qualified nonelective contributions to plan participants in accordance with applicable Treasury regulations.


                                   ARTICLE 9

                                  Reemployment

     9.1 Rehired Employee or Participant. If an employee or a participant who has no vested benefit under the Plan terminates his employment and is subsequently reemployed by a Zenith Company, his years of service accrued prior to his termination of employment shall not be reinstated for purposes of section 6.1 if the number of consecutive one year breaks in service (as defined in section 6.2) within such period exceeds five consecutive one year breaks in service.
In all other cases, an employee's or participant's prior years of service shall be reinstated as of the date he is reemployed by a Zenith Company. In no event shall years of service occurring after a participant incurs five consecutive one year breaks in service be used to determine the vested and nonforfeitable interest of a participant in his employer matching or [profit-sharing] contributions accounts as of his prior termination of employment which as become a forfeiture. A rehired employee shall become a participant and a rehired participant shall again become a participant as of the date he meets or again meets the requirements of section 2.1.

     9.2 Reinstatement of Forfeitures. If a participant whose employment had terminated because of resignation or dismissal is reemployed by a Zenith Company prior to having incurred five consecutive one year breaks in service (as defined in section 6.2), any forfeiture which resulted from his prior resignation or dismissal shall again be credited to his employer matching and retirement contributions accounts as of the accounting date coincident with or next following his date of rehire. If such participant subsequently terminates employment because of resignation or dismissal and the participant is not entitled to the full balance in such employer contributions accounts, the amount distributed under section 6.1 from such accounts will be determined in accordance with the following:

          (a) First, the amount of the distribution received by the participant from each of his employer matching and retirement contributions accounts because of his prior resignation or dismissal shall be added to the balance in each of his employer matching and retirement contributions accounts as of the accounting date coincident with or next preceding his subsequent employment termination date.

          (b) Next, the amount determined under subsection (a) above shall be multiplied by the vesting percentage applicable at his subsequent employment termination date under section 6.1.

          (c) Finally, the amount determined under subsection (b) above shall be reduced by the amount of the distribution received by the participant from such employer contributions accounts because of his prior resignation or dismissal.


The remaining portion of the participant's employer contribution account will be treated as a forfeiture and will be subject to the provisions of section 6.2.


                                   ARTICLE 10

                               Plan Administrator

     10.1 Plan Administrator's Duties. As provided in section 1.2, the Named Fiduciary Committee is responsible for the administration of the Plan. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the Plan Administrator elsewhere in the Plan, the Plan Administrator shall have the following powers, rights and duties:

           (a) To have full and complete discretion to construe and interpret the Plan, to decide all questions of Plan eligibility, to determine the amount, manner and time of payment of any benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions.

           (b) To adopt such rules of procedure as may be necessary for the efficient administration of the Plan and as are consistent with its terms and such rules.

           (c) To appoint or remove the Trustee and any investment managers and to add or discontinue any investment funds.

           (d) To make determinations as to the right of any person to a benefit, to afford any person dissatisfied with such determination the right to a hearing thereon, and to direct payments or distributions from the Trust in accordance with the provisions of the Plan.

           (e) To furnish the Employers with such information as may be required by them for tax or other purposes in connection with the Plan.

           (f) To enroll participants in the Plan, to distribute and receive administration forms, and to comply with all applicable governmental reporting and disclosure requirements.

           (g) To employ agents, attorneys, accountants, actuaries or other persons (who also may be employed by the Employers, the Trustee, or any investment manager or managers) and to allocate or delegate to them such powers, rights and duties as the Plan Administrator considers necessary or advisable to properly carry out the administration of the Plan, provided that any such allocation or delegation and the acceptance thereof must be in writing.

           (h) To report to such person or persons as the Company designates as to the administration of the Plan, any significant problems which have developed in connection with the administration of the Plan and any recommendations which the Plan Administrator may have as to the amendment of the Plan or the modification of Plan administration.


The Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for benefits under the Plan except as expressly provided by appropriate delegation of any such powers by the Company.

     10.2 Action by Plan Administrator. During a period in which two or more Committee members are acting, any action by the Plan Administrator will be subject to the following provisions:

           (a) The Committee may act by meeting (including a meeting from different locations by telephone conference) or by document signed without meeting, and documents may be signed through the use of a single document or concurrent documents.

           (b) A Committee member by writing may delegate part or all of his rights, powers, duties and discretion to any other committee member, with such other Committee member's consent.

           (c) The Committee shall act by a majority decision, which action shall be as effective as if such action had been taken by all members of the Committee; provided that by majority action one or more Committee members or other persons may be authorized to act with respect to particular matters on behalf of all Committee members.

           (d) If there is an equal division among the Committee members with respect to any question, a disinterested party may be selected by a majority vote to decide the matter. Any decision by such disinterested party will be binding.

           (e) The certificate of the secretary of the Committee or the majority of the Committee members that the Committee has taken or authorized any action shall be conclusive in favor or any person relying on such certificate.

           (f) Except as required by law, no member of the Committee shall be liable or responsible for an act or omission of other Committee members in which the former has not concurred.

     10.3 Information Required for Plan Administration. The Employers shall furnish the Plan Administrator with such data and information as the Plan Administrator considers necessary or desirable to perform its duties with respect to Plan administration. The records of an Employer as to an employee's or participant's period or periods of employment, termination of employment and the reason therefor, leaves of absence, reemployment, and compensation will be conclusive on all persons unless determined to the Plan Administrator's satisfaction to be incorrect. Participants and other persons entitled to benefits under the Plan also shall furnish the Plan Administrator with such evidence, data or information as the Plan Administrator considers necessary or desirable for the Plan Administrator to perform his duties with respect to Plan administration.

     10.4 Decision of Plan Administrator Final. Subject to applicable law and the provision of section 10.5, any interpretation of the provisions of the Plan and any decision on any matter within the discretion of the Plan Administrator made by the Plan Administrator in good faith shall be binding on all persons.
A misstatement or other mistake of fact shall be corrected when it becomes known, and the Plan Administrator shall make such adjustment on account thereof as the Plan Administrator considers equitable and practicable.

     10.5 Review of Benefit Determinations. If a claim for benefits made by a participant or his beneficiary is denied, the Plan Administrator shall, within 90 days (or 180 days if special circumstances require an extension of time) after the claim is made, furnish the person making the claim with a written notice specifying the reasons for the denial. Such notice shall also refer to the pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for properly completing the claim and explain why such material or information is necessary, and explain the Plan's claim review procedures. If requested in writing, the Plan Administrator shall afford each claimant whose claim has been denied a full and fair review of the Plan Administrator's decision and, within 60 days (120 days if special circumstances require additional time) of the request for reconsideration of the denied claim, the Plan

Administrator shall notify the claimant in writing of the Plan Administrator's final decision.

     10.6 Uniform Rules. The Plan Administrator shall perform its duties with respect to Plan administration on a reasonable and nondiscriminatory basis and shall apply uniform rules to all participants similarly situated.

     10.7 Plan Administrator's Expenses. All costs, charges and expenses reasonably incurred by the Plan Administrator or other expenses of the Plan or the Trust will be paid by the Employers or by the Trust in such portions as the Company shall direct; provided no compensation will be paid to a committee member as such.

     10.8 Interested Plan Administrator. If a member of the Named Fiduciary Committee is also a participant in the Plan, he may not decide or determine any matter or question concerning his benefits unless such decision or determination could be made by him under the Plan if he were not a Committee member.

     10.9 Resignation or Removal of Plan Administrative Committee Members. A member of the Committee may be removed by the Company at any time. A member of the Committee may resign at any time by giving ten days' prior written notice to the Committee and the other members of the Committee. The Company may fill any vacancy in the membership of the Committee; provided, however, that if a vacancy reduces the membership of the committee to less than three, such vacancy shall be filled as soon as practicable. The Company shall give prompt written notice thereof to the other members of the Committee. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the Plan Administrator.

     10.10 Indemnification. To the extent permitted by law, no person (including a Trustee, any present or former Named Fiduciary Committee member, and any present or former director, officer or employee of any Employer) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan or the investment of the Trust fund. To the extent permitted by law, each present or former director, officer or employee of any Employer to whom the Named Fiduciary Committee or an Employer has delegated any portion of its responsibilities under the Plan and each present or former Named Fiduciary Committee member shall be indemnified and saved harmless by the Employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Plan) from and against any and all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the Plan or the investment of the Trust fund, including all expenses reasonably incurred in their defense if the Employers fail to provide such defense.


                                   ARTICLE 11

                           Relating to the Employers

     11.1 Action by Employers. Any action required or permitted of an Employer under the Plan shall be by resolution of its Board of Directors or by a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

     11.2 Additional Employers. With the consent of the Company, any subsidiary or other related company that is not an Employer may adopt the Plan and become an Employer thereunder by filing with the Plan Administrator a certified copy of a resolution of the Board of Directors of the subsidiary or other related company providing for its adoption of the Plan and a certified copy of a resolution of the directors of the Company consenting to such adoption.

     11.3 Restrictions on Reversions. The Employers shall have no right, title or interest in the assets of the Plan, nor will any part of the assets of the Plan at any time revert or be repaid to an Employer, directly or indirectly, except as follows:

           (a) If the Internal Revenue Service initially determines that the Plan, as applied to any Employer, does not meet the requirements of a "qualified plan" under Section 401(a) of the Code, the assets of the Plan attributable to contributions made by that Employer under the Plan shall be returned to that Employer within one year of the date of denial of qualification of the plan as applied to that Employer.

           (b) If a contribution or a portion of a contribution is made by an Employer as a result of a mistake of fact, such contribution or portion of a contribution shall not be considered to have been contributed under the Plan by that Employer and, after having been reduced by any losses of the Trust fund allocable thereto, shall be returned to that Employer within one year of the date the amount is contributed under the Plan.

           (c) Each contribution made by an Employer is conditioned upon the continued qualification of the Plan and the deductibility of such contribution as an expense for federal income tax purposes and, therefore, to the extent that a contribution is made by an Employer under the Plan for a period for which the Plan is not a qualified plan or the deduction for a contribution made by the Employer is disallowed, then such contribution or portion of a contribution, after having been reduced by any losses of the Trust fund allocable thereto, shall be returned to that Employer within one year of the date of determination of the nonqualified status of the Plan or the date of disallowance of the deduction.


                                   ARTICLE 12

                     Amendment, Termination or Plan Merger

     12.1 Amendment. While the Company expects and intends to continue the Plan, the Company must necessarily reserve and hereby does reserve the right, subject to section 11.3, to amend the Plan from time to time, except as follows:

           (a) The duties and liabilities of the Named Fiduciary Committee cannot be changed substantially without its consent; and

           (b) No amendment shall reduce the value of a participant's benefits to less than the amount he would be entitled to receive if he had resigned from the employ of all of the Zenith Companies on the day of the amendment.

     12.2 Termination. The Plan will terminate as to all Employers on any date specified by the Company if advance written notice of the termination is given to the Plan Administrator and any other Employers. The Plan will terminate as to an individual Employer on the first to occur of the following:

           (a) The date it is terminated by that Employer, if ten days' advance written notice of the termination is given to the Company and the Plan Administrator.

           (b) The date that Employer is judicially declared bankrupt or insolvent.

           (c) The dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets, except that:

               (i) In any such event arrangements may be made with the consent of the Company whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of its assets without a termination thereof, in which case the successor or purchaser will be substituted for that Employer under the Plan; and

               (ii) If any Employer is merged, dissolved or in any way reorganized into, or consolidated with, any other Employer, the Plan as applied to the former Employer will automatically continue in effect without a termination thereof.

Notwithstanding the foregoing, if any of the events described above should occur but some or all of the participants employed by an Employer are transferred to employment with one or more of the other Employers coincident with or immediately after the occurrence of such event, the Plan as applied to those participants will automatically continue in effect without a termination thereof.

     12.3 Plan Merger. In no event shall there be any merger or consolidation of the Plan with, or transfer of assets or liabilities to, any other plan unless each participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

     12.4 Continuation by a Successor or Purchaser. Notwithstanding section 12.2, the Plan and the Trust shall not terminate in the event of dissolution, merger, consolidation or reorganization of an Employer or sale by an Employer of its entire assets or substantially all of its assets if arrangements are made in writing between the Employer and any successor to the Employer or purchaser of all or substantially all of its assets whereby such successor or purchaser will continue the Plan and the Trust. If such arrangements are made, then such successor or purchaser shall be substituted for the Employer under the Plan and the Trust.

     12.5 Notice to Participants of Amendments, Terminations or Plan Mergers. Participants affected thereby shall be notified by the Company within a reasonable time following any amendment, termination, plan merger, or consolidation.

     12.6 Vesting and Distribution on Termination. The date of any termination or partial termination as respects all Employers (and, at the discretion of the Company, on a termination or partial termination of the Plan as respects any Employer that does not result in the termination or partial termination of the Plan as respects all Employers), will be an "interim accounting date", and the benefits of each participant affected by such termination or partial termination will be fully vested and will be payable to such participant in a lump sum as soon as practicable unless other arrangements are previously made pursuant to the provisions of Article 6.

     12.7 Administrative Amendments. Subject to foregoing provisions of this Article, the Board of Directors of the Company hereby delegates to the Plan Administrator the right to make administrative amendments to this Plan and the trust agreement. An amendment will be considered an administrative amendment properly within the delegated authority of the Plan Administrator only if such amendment does not significantly change the amount or level of Employer funding under this Plan or any other provision specifically governed by action of the Board in accordance with the provisions of this Plan or the trust agreement. Any amendment adopted by the Plan Administrator pursuant to the delegated authority shall be reported to the Board within a reasonable period following its adoption, but in no event later than 2-1/2 months after the close of the plan year in which it becomes effective. Any such amendment shall become effective as of the date specified by the Plan Administrator.

                                   ARTICLE 13

                               General Provisions

     13.1 Examination of Plan Documents. Copies of the Plan and any amendments thereto will be on file at the principal office of the Company where they may be examined by any participant or any other person entitled to benefits under the Plan.

     13.2 Notices. A notice mailed to a participant or beneficiary at his last address filed with the Plan Administrator in care of the Company will be binding on the participant or beneficiary for all purposes of the Plan. Any notice or document relating to the Plan required to be given to or filed with the Plan Administrator or any Employer shall be considered as given or filed if delivered or mailed by registered or certified mail, postage prepaid, to the Plan Administrator, in care of the Company, at 1000 Milwaukee Avenue, Glenview, Illinois 60025.

     13.3 Nonalienation of Plan Benefits. The rights or interests of any participant or any participant's beneficiaries to any benefits or future payments hereunder shall not be subject to attachment or garnishment or other legal process by any creditor of any such participant or beneficiary, nor shall any such participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or rights which he may expect to receive, contingently or otherwise under this Plan except as may be required by the tax withholding provisions of the Code or of a state's income tax act or pursuant to a qualified domestic relations order, as defined in
Section 414(p) of the Code.

     13.4 No Employment Guarantee. None of the establishment of the Plan, modification thereof, the creation of any fund or account, or the payment of any benefits shall be construed as giving to any participant or other person any legal or equitable right against the Employers, the Plan Administrator or Trustee, except as herein provided. Under no circumstances shall the terms of employment of any participant be modified or in any way affected hereby. The maintenance of this Plan shall not constitute a contract of employment, and participation in the Plan will not give any participant a right to be retained in the employ of the Employers. None of the Employers, the Plan Administrator or the Trustee in any way guarantees any assets of the Plan from loss or depreciation or any payment to any person. The liability of the Plan Administrator or any Employer as to any payment or distribution of benefits under the Plan is limited to the available assets of the Trust fund.

     13.5 Participant Litigation. In any action or proceeding regarding the Plan assets or any property constituting a portion or all thereof or regarding the administration of the Plan, employees or former employees of the Employers or their beneficiaries or any other persons having or claiming to have an interest in this Plan shall not be necessary parties and shall not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this plan. To the extent permitted by law, if a legal action is begun against the Employers, the Plan Administrator or the Trustee by or on behalf of any person, and such action results adversely to such person, or if a legal action arises because of conflicting claims to a participant's or other person's benefits, the costs to the Employers, the Plan Administrator or the Trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the participant or other person concerned. To the extent permitted by applicable law, acceptance of participation in this Plan shall constitute a release of the Employers, the Plan Administrator and the Trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect.

     13.6 Successors. The Plan and the Trust will be binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, and on the Plan Administrator and the Trustee and their successors.

     13.7 Adequacy of Evidence. Evidence which is required of anyone under the Plan shall be executed or presented by the proper individuals or parties and may be in the form of certificates, affidavits, documents or other information which the Plan Administrator, the Trustee, the Employers or other persons acting on such evidence considers pertinent and reliable.

     13.8 Gender and Number. Words denoting the masculine gender shall include the feminine and neuter genders and the singular shall include the plural and the plural shall include the singular wherever required by the context.

     13.9 Waiver of Notice. Any notice required under the plan may be waived by the person entitled to notice.

     13.10 Applicable Law. The Plan and the Trust shall be construed in accordance with the provisions of ERISA and other applicable federal laws. To the extent not inconsistent with such laws, this Plan shall be construed in accordance with the laws of the state of Illinois.

     13.11 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

     13.12 Fiduciary Responsibilities. It is specifically intended that all provisions of the Plan shall be applied so that all fiduciaries with respect to the Plan shall be required to meet the prudence and other requirements and responsibilities of applicable law to the extent such requirements of responsibilities apply to them. No provisions of the Plan are intended to relieve a fiduciary from any responsibility, obligation, duty or liability imposed by applicable law. In general, a fiduciary shall discharge his duties with respect to the Plan solely in the interests of participants and other persons entitled to benefits under the Plan and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.


                                   ARTICLE 14

                              Top-Heavy Plan Rules

     14.1 Key Employees. An employee or former employee shall be a "key employee" for any plan year if during such plan year or during any of the four preceding plan years the employee is:

           (a) An officer of an Employer having an annual compensation greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code for any such plan year;

           (b) One of the ten employees of an Employer having annual compensation from an Employer of more than the limitation in effect under
     Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) both more than 1/2 percent interest and the largest interests in the Employer;

           (c) Any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all the Employer's stock; or

           (d) Any person having annual compensation in excess of $150,000 who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent of the outstanding stock of the Employer or stock possessing more than one percent of the total combined voting power of all the Employer's stock.

For purposes of subsection (a) above, if the number of officers exceeds 50, only the 50 officers with the highest compensation shall be considered key employees and if the number of officers is less than 50, the number of officers considered key employees shall not exceed the greater of three such officers or ten percent of all employees. For purposes of subsections (c) and (d) above,
Section 318(a)(2)(C) of the Code shall be applied by substituting "five percent" for the reference to "50 percent" therein and the rules of Section 414(b), (c) and (m) of the Code shall not apply for determining ownership in the Employer. For purposes of this Article, the term "Employer" includes all corporations which are members of a controlled group of corporations which includes the Company under Section 414(b) of the Code, all trades or businesses (whether or not incorporated) which are under common control with the Company under Section 414(c) of the Code and any service or other organization which is a member of an affiliated service group with the Company under Section 414(m) of the Code. The beneficiary of a key employee shall be considered a key employee.

     14.2 Top-Heavy Plan. The Plan will be considered a "top-heavy plan" for any plan year if, as of the last day of the preceding plan year (the last day of the initial plan year, in the case of that year) (the "determination date"), the sum of (i) the aggregate of the accounts of all key employees under the Plan and all other defined contribution plans in an aggregation group of plans (as described in section 14.3 below), and (ii) the present value of the aggregate cumulative accrued benefits for key employees under all defined benefit plans in an aggregation group of plans, exceeds 60 percent of such sum determined for all participants under all such plans, excluding participants who are former key employees. For purposes of making the determination described above, accounts in a defined contribution plan and benefits under a defined benefit plan shall be valued as of the accounting date coincident with the determination date. There shall be included in the determination of a participant's accounts and accrued benefit under such plans any amounts distributed to such participant during the preceding five-year period. Notwithstanding the foregoing, if any individual has not performed services for the Zenith Companies at any time during the five-year period ending on the determination date, any account of such individual (and the accrued benefit for such individual) shall not be included for purposes of this section. Furthermore, a rollover contribution initiated by a participant and made to any plan in an aggregation group of plans shall not be taken into account for purposes of determining whether the plan is a top-heavy plan.

     14.3 Aggregation Groups. All employer plans in a required aggregation group of plans shall be considered to be top-heavy plans if either the required or permissive aggregation group of plans is determined to be top-heavy under section 15.2 above. If the required or permissive aggregation group of plans is not a top-heavy group, no employer plans in the group shall be considered to be top-heavy plans. A "required aggregation group of plans" shall include each employer plan (whether or not terminated) in which a key employee participates and any other employer plan which enables any plan in which a key employee participates to meet the coverage and nondiscrimination requirements of Sections 401(a)(4) or 410 of the Code. A "permissive aggregation group of plans" shall include all plans in the required aggregation group plus any other employer plans which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the required aggregation group of plans.

     14.4 Minimum Contributions and Benefits. Notwithstanding the provisions of section 4.1, for each plan year for which the Plan is considered a top-heavy plan, the amount contributed by an Employer in accordance with section 4.1(b) for each participant (whether active or inactive) shall not be less than the lesser of (i) three percent of the participant's total compensation for that year, or (ii) the highest percentage of earnings (disregarding earnings in excess of $160,000 or such other maximum amount as was in effect prior to the effective date or as may be permitted from time to time by the Secretary of the Treasury or the Secretary's delegate or by law) contributed by such Employer for such plan year on behalf of a key employee; provided, however, that in the case of an employee covered under this Plan and a defined benefit plan maintained by the Employer, for each plan year for which this Plan and such defined benefit plans are considered top-heavy plans, if such employee receives the top-heavy minimum contribution specified in such defined benefit plan, such employee need not receive the minimum contribution specified in this section. For purposes of satisfying the minimum top-heavy contribution requirement under this section, neither elective contributions nor Employer matching contributions shall be taken into account.

     14.5 Special Top-Heavy Plan Vesting Schedule. Notwithstanding the provisions of section 6.1, a participant who is employed by an Employer when the Plan is considered a "top-heavy plan" shall be eligible to receive the portion of his employer matching and discretionary contributions account balances equal to the vested percentage determined in accordance with the following schedule based on the participant's years of service:

     If the Participant's               His Vested and
     Number of Years of                 Nonforfeitable
     Service Equals:                  Interest Shall Be:
     ---------------                  ------------------
     Less than 2                              0%
     2 but less than 3                       20%
     3 but less than 4                      100%


If the Plan becomes a top-heavy Plan and subsequently ceases to be a top-heavy Plan, a Participant with less than three years of service on the date the Plan ceases to be a top-heavy Plan shall retain his vested interest as determined above as of such date.